UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8th, 2016

Commission File Number: 333-199583

FWF HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Nevada	41-1305387
(State of incorporation)	(IRS Employer ID Number)

Stiftstr 32

Hamburg, Germany 20099

(Address of principal executive offices)

(800) 873-0694

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.01 – CHANGE IN CONTROL OF REGISTERANT.

On July 8th, 2016 Atlantik LP closed a transaction in which it acquired a total of 115,000,000 shares of restricted stock of the Company, representing 76% of the shares in the Company from Nami Shams, the former Director for a total purchase price of $200,000.00.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On July 11th, 2016, Mr. Nami Shams resigned his official position as Director of the Corporation, and on the same day the shareholders of the Corporation voted Mr. Pankaj Rajani as Director and CEO of the Company.

Mr. Rajani, 53, brings significant international leadership and operational management skills to the Company. He has held numerous managerial positions including current Director of Carduus Housing PLC; Director of Macalvins Limited, CFO of AIM listed companies and brings years of managerial experience in cross border transactions and international private equity financing. Mr. Rajani holds a BA in Economics from Manchester University, and is Fellow member of the Institute of Chartered Accountants in England & Wales.

ITEM 9.01 EXHIBITS

(d) Exhibits.

10.1	Shareholder's Resolution Appointing New Director

10.2	Resignation of Nami Shams

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FWF Holdings, Inc.

Date: July 11th, 2016	By:	/s/ Pankaj Rajani
Pankaj Rajani
CEO

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